Exhibit 10.4

Stock Pledge Agreement

This agreement is hereinafter referred to as this agreement by the following parties on December 3rd, 2020, signed in Longquanyi District, Chengdu City, Sichuan Province, The People ’s Republic of China.

Pledgee :	Chengdu Jiu Lin Ke Fu Technology Co., Ltd

Company Registered Address: No.1666, 5-5-3 D2 Building of the district of economic-technology development of Chengdu.

The legal representative of the company: Jiu Ling Zhang

Social credit code:91510112MA63FAPN76

Pledgors:	ChunLing Mao	ID No.512925196903070049

	HaiBo Bai	ID No.51292519780418335X

	XueFeng Huang	ID No.512221197606137615

The domestic capital company: SiChuan Hengguang insurance agency Co., Ltd legal registered address: The district of economic-technology development of Sichuan Chengdu. (District of Long Quan yi)No.1666 of Chenglong Road phase II.

The legal representative of company: ChunLing Mao

Social credit code: 91510112762336643W

According to following:

1. The pledgor contribute 100% equity of the domestic capital company. Including 51% by ChunLing Mao, 30% by HaiBo Bai and 19% by XueFeng Huang.

2. The pledgee is the wholly foreigner-owned enterprise registered in Chengdu, China.The pledgee has signed the appendix doc of this agreement with the domestic capital company and the pledgor respectively a series of the protocol called the structural protocol. Including but not limited to the pledge and domestic company on [  ], [  ], 2020, signed the exclusive management consulting and service agreement.

3. Regarding the domestic capital company and pledgors need full fill all contractual obligation specific which is guaranteed below the pledgor and all the equity in the domestic capital company. The pledge guarantee shall be provided to the pledgee.

Now all of parties reach the consensus which has reached the following agreement.

1. Definition

Unless there is not specified in this agreement, the following words shall have the meaning as follows:

1.1 Contractual obligations: It is pointed out that the pledgors are listed in the annex I which mentioned the”Loan agreement “, the “Exclusive purchase agreement” and the terms and conditions of this agreement. All contractual obligations and the representations, guarantees and undertaking promise as well as pledgors and domestic capital company make the list of exclusive management consulting and service agreement in the Annex I and entrustment agreement of shareholder voting power which mentioned that all contractual obligations and representations, guarantees and undertaking promise.

1.2 The maximum amount of guarantee: RMB 50 million only. Such amount of guarantee shall be subject to the provisions of the parties in accordance with Article 2.2 of this agreement and it will make appropriate adjustments from time to time.

1.3 Secured debt: Due to the pledgor and any event of default of the domestic domestic capital company and all the direct damage or indirect loss and the loss of predictable benefits, the pledgee is the compulsory the pledgor to carry out its contractual obligations with the company and the cost of realizing the pledge.

1.4 Pledge: See article 2.1 of this agreement for details.

1.5 Pledged of equity: Meaning that all equity legally held in the domestic capital company. Totally, it accounts for 100% equity of the domestic capital company.

1.6 The term of pledge: regarding to the period of agreement which specified in Clause 3.1.

1.7 The agreements listed in the annex: It’s listed in Annex I in the capital agreement of structural agreements.

1.8 Event of default: Meaning any of the circumstances listed in Section 7.1.

1.9 Notice of default: It is the notice of declaring an event of default issued by the pledgee in accordance with this agreement.

2 Pledge

2.1 As a guarantee for pledgors and domestic companies to fully and completely perform their contractual obligations pledgor the equity defined in this agreement is hereby contributed to the pledgee. The pledgee shall enjoy the pledge guarantee right within the maximum guarantee amount for the pledged equity rights and interests (“pledge”) which has the priority to be compensated.

2.2 Prior to the occurrence of any event of default, the pledgee may notify the pledgor at any time in writing to request the change maximum guarantee amount for this purpose, the pledgor shall follow the format required by the pledgee sign relevant agreements according to relevant laws and regulations as for the changed maximum guarantee amount and carry out relevant change registration.

3. The term of pledge.

3.1 Pledged equity is under this agreement. When registration of the pledged equity is handled from the market supervision and administration department of the place where the domestic capital company is registered to start reach up to the date it is the end for termination until the guaranteed debt is fully paid off.

In accordance with the relevant laws and regulations of China, the pledgor transfer the pledge within 60 days from the date of signing this agreement. Apply to the local industrial and commercial registration authority of the domestic capital company shall submit the application documents to make the registration.

3.2 During the term of pledge, if the domestic capital company or pledgor fails to fully perform its contractual obligations under all the structural agreements in accordance with the provisions of the structural agreements or the occurrence of this agreement if any events of default under Clause 7.1 occurred, then the pledge has the right to comply with the provisions of this agreement, relevant Chinese laws or regulations.

4. Disposition of pledge.

4.1 During the pledge period specified in the agreement, the pledgor shall sign or promote to sign the investment certificate and the list of the register of shareholder paid by the domestic capital company to sign this agreement and the above documents or certificate that the pledge has been registered with the market supervision and administration department of the place where the domestic capital company is registered deliver to the pledgee, and the pledgee shall keep the above documents within the pledge period which specified in this agreement.

4.2 The pledgee has the right to receive all the dividends, all of non-cash income and others cash income generated from the pledged shares since the date of signing this agreement.

5 Declaration and warranty of the pledgor

5.1 The pledgor is the legal owner of the pledged equity.

5.2 At any time, once the pledgee the exercise of the rights of the pledgee it should not come from any other interference.

5.3 The pledgee has the right to dispose of pledge and transfer to the pledgee regarding the agreement.

5.4 In addition to the pledgee, the pledgor does not set any other rights of equity pledge or any the third party’s rights.

6. The promise of the pledgor

6.1 During the term of this agreement, the pledgor will make individual promise to the pledgee. The pledgor will execute the duty as following.

6.1.1 In addition that the pledgor, pledgees and the domestic capital company will sign agreement on, [  ], 2020. The exclusive purchase agreement signature shall be submitted to the pledgee or the person designated by the pledgee in accordance with the agreed terms outside the transfer of equity, the equity shall not be transferred without the prior written consent of the pledgee, No pledge or other form of security that may affect the rights and interests of the pledgee or others forms of guarantee;

6.1.2 Observe and perform all the provisions of the relevant laws and regulations of pledge of rights, upon receipt of the competent authority shall pledge and be specified in the notice by the instruction and advice to the pledgee within 5 days at the same time, should observe above notice instruction or advice, abide by the notice of instruction or advice an the reasonable requirements of the pledgee or regarding the pledgee agreed that these issues put forward the objection and statement.

6.1.3 Any event that may affect the equity or any part of the rights of the pledgor and notices which received and the possibility of changing any guarantee obligation of pledgor in this agreement or any event or notice that may affect the performance of their obligations in this agreement timely notification to the pledgee.

6.2 The pledgor agrees that the pledgee shall exercise the rights of the pledgee in accordance with the terms of this agreement. No successor or pledgor of the pledgor Person entrusted as well as any other person through legal proceedings to interrupt or obstruct.

6.3 In order to protect or perfect the security interests of the pledgor under this agreement. The pledgor will sign in good faith and urge other interested parties to sign the documents required by the pledgee. All certificates of title contract for perform and urge other parties with harmful interests to perform the acts required by the pledgee and give the pledgee rights under this agreement, in the form of authorization. Make convenience with the pledgee or his designee Including natural person and legal person. All the signed documents related to the change of equity certificate. During a reasonable period of time, it shall provide pledgor with all necessary notices, orders and decisions concerning the pledge.

6.4 The pledgor guarantees to the pledgee that for the benefit of the pledgee, the pledgor will abide by all the conditions of the guaranty agreement if the pledgor fails to perform or incompletely execute it. The pledgor shall compensate the pledgee for the performance of the representations and conditions of the guaranty agreement all the loss should be compensated by pledgor to pledgee.

6.5 The pledgor make the irrevocably agreed to transfer the pledged the equity of the domestic capital company which pledged to the creditor by other shareholders due to the pledgee’s execute the pledge which lead to waiving the prority of purchasing.

7. The incident of breach of contract.

7.1 The following events shall be deemed as events of default.

7.1.1 Pledgor or the domestic capital company fails to fully perform its contractual obligations under all the structural agreements in accordance with the provisions of the structural agreements.

7.1.2 Any statement or warranty made by pledgor in Article 5 of this agreement is substantially misleading or incorrect and the pledgor violates the statement and guarantee in Article 5 of this agreement.

7.1.3 The pledgor violates the commitment in Article 6 of this agreement.

7.1.4 The pledgor violates any provision of this agreement.

7.1.5 Except as agreed in clause 6.1.1 of agreement. Abandon the equity of the pledgor or transfer or otherwise dispose of the equity of the pledgor without the written consent of the pledgor.

7.1.6 Any loan guarantee, undertaking compensation or other compensation liability of the pledgor:

1. Because of the breach of contract being required to prepay or perform; or

2. Due time but is unable to repay or perform on time, the pledgee onside that the pledgor has the ability to perform its obligations under this agreement which has also been affected.

7.1.7 The pledgor is unable to pay general debts or other debts.

7.1.8 If this agreement can be executed or made legal and all the government departments needed to take effect consent permission approval or the authorization is withdrawn, termination, lapse or substantial changing.

7.1.9 The pledgor has adverse changes due to the property he owned .as the result, the pledgee’s ability to perform its obligations under this agreement has also been affected.

7.1.10 The successor or trustee of the domestic capital company can only partially or refuse to perform the payment obligations under the service agreement.

7.1.11 Other circumstances regarding the pledgee is unable to exercise his right to dispose of the pledge in accordance with relevant laws.

7.2 Regarding the article 7.1, any matters mentioned in the first paragraph or the events that may lead to the above matters have occurred

The pledgor shall immediately notify the pledgee in writing.

7.3 If the events of default listed in Clause 7.1 has not been completed to the satisfaction of the pledgee, and obtained a perfect solution.

8. The exercise of the pledgee

8.1 Before all the restructuring agreements are fully performed, the pledgee shall not give up the transfer or dispose of them in other ways without the written consent of the pledgee pledged equity.

8.2 When exercising the pledge right, the pledgee shall issue a written notice of breach of contract to the pledgor.

8.3 Subject to paragraph 7.3, the pledgee may, at the same time as giving notice of breach of contract in accordance with Article 7.3 or the right to dispose of the pledge at any time after the notice of breach is given.

8.4 The obligee has the right to discount all or part of the rights under this agreement in accordance with legal procedures or sell off by auction and the price of the equity shall be paid in priority until all the guaranteed debts are paid off.

8.5 When the pledgee disposes of the pledge in accordance with this Agreement. The lender shall not set up obstacles and shall give necessary assistance in this way, the pledgee can realize his pledge.

8.6 The amount obtained by the pledgee when exercising his pledge. It should be in the following order:

1. Whether all the expenses incurred by the disposal of the pledged equity or the pledgee’s exercise of his rights and interest (Including the payment of attorneys and agents.)

2. Pay the taxes and fees due to the disposal of the pledged equity.

3. After deducting the above amount, if there is any balance to repay the secured debt to the pledgee. The creditor shall return the balance to any other person who has the right to the balance naturally or according to relevant laws and regulations, or make escrow to the notary where the pledgee located. (All expenses incurred by the pledgors shall be borne by the pledgor.) Discount of pledged equity after auction or sale the price is not enough to pay off the amount of secured debt. The pledgor shall clear it.

9. Liability for breach of contract and compensation.

9.1 Liability for breach of contract.

Hereinafter agrees and confirm, if either party defaulting party material breach of any agreement made in this agreement, or substantially fails or delays to perform any of its obligations in this agreement. It is a breach of this agreement and it belongs to one party of none defaulting parties. In addition to other relevant rights stipulated in this agreement and the right to ask the defaulting party. Making corrections within a reasonable period of time or take remedial measures, if the defaulting party or written notice from the other party to the defaulting party and put forward supplementary evidence within 10 days. It has not been corrected or take necessary remedial measures. The observant party has the right to demand the breaching party give damages.

9.2 Compensation.

The pledgor should be responsible any litigation against the pledgee arising from the execution of this agreement Liability for any loss or damage arising from a claim or other claim or fees of fully compensate the pledgee and protect him from any act of the pledgor caused by the behavior of any third party pledgor damages caused to the pledgee by making a request and losses.

10 Transfer the possession

10.1 Except with the prior consent of the pledgee the pledgor it has no right to grant or transfer its rights under this agreement rights and obligations.

10.2 This Agreement shall be binding upon the pledgor and his successors and pledgee and each successor or assignee all of them were effective.

10.3 The pledgee may, at any time, transfer all or any of its rights and obligations under the restructuring agreement to the person designated by it, natural person or legal person. In this case, the assignee shall enjoy and undertake the rights and obligations enjoyed and undertaken by the creditor under this agreement as if it were a party to this agreement The pledgee What are the rights and obligations of the pledgee in transferring the reorganization agreement at the request of the pledgee, the pledgor shall sign the relevant agreement documents on the transferring.

10.4 In case of a new pledge after the change of the pledgee caused by the transfer, both parties shall sign a new pledge agreement.

11. Termination

This Agreement shall be executed after all contractual obligations have been fulfilled or the date when all the guaranteed debts have been paid off. (Whichever occurs later.)

12. Handling charges and other expenses.

12.1 All expenses and actual expenses related to this Agreement, including but not limited to legal fees, cost of production, stamp duty and any other tax fees, shall be borne by the pledgor. If the pledgee shall pay the relevant taxes and fees as stipulated by law, the pledgee shall make full compensation based on the taxes and fees paid by the pledgee.

12.2 if pledgor is not able to in accordance with the provisions of this agreement, the payment period should pay any taxes and fees, or for other reasons make the pledgee to take back in any way or manner disposal, people should bear and all costs, including but not limited to deal with the rights of all kinds of taxes and fees, charges fees, legal fees, legal fees and all kinds of insurance premium, etc.

13. Governing Law and Dispute Resolution.

13.1 Governing Law

The conclusion of this Agreement, its validity, interpretation and performance, and the settlement of disputes hereinafter shall be governed by the laws of the People’s Republic of China.

13.2 Dispute Resolution

Regarding interpretation and performance of this agreement and any dispute of this agreement, the parties shall be settled through friendly negotiation way first, if the other party in a direction for a negotiated solution of a written notice, or within 30 days dispute is still not solved, that any party to this agreement signed by the court has jurisdiction over the lawsuit according to the law.

14 The change in the law

After this agreement comes into effect, if any of the central or local legislation in China or any of the administrative organ of the central or local regulations or other laws and regulations of the modification of the terms of the normative documents, including the current rules and laws and regulations and other normative documents made a revision or abolished, or the current law, laws and regulations, Rules and regulations (collectively referred to as amendments) promulgating new laws, regulations, and other regulatory documents (collectively referred to as new regulations) shall apply as follows.

14.1 If amended agreement or the new regulations are more advantageous than any party to the relevant laws, regulations, rules or other normative documents in force on the effective date of this agreement and the other party will not be seriously or adversely affected by it, and the parties concerned shall report to the relevant authorities in timely to apply for these amendments or new provisions, all interested parties should make their best efforts in the near future to promote the approval of the application.

14.2 If the economic interests of the pledgee under this Agreement are directly or indirectly adversely affected as a result of the amendment or new provisions, and the parties are unable to solve the problem in accordance with the provisions of this agreement after the pledgee notifies the other parties. All parties shall timely negotiate to make some necessary amendments to this agreement, so as to maximize the protection of the economic interests of the regime under this agreement.

15 Force Majeure.

15.1 Force Majeure. Force majeure event refers to any event beyond the reasonable control of one party, which remains unavoidable even under appropriate attention of the affected party, including but not limited to natural disasters (fire, flood, rainstorm above category 8 and other extreme weather), accidents [public health emergencies (including home quarantine caused by pandemic or other epidemic or administrative orders issued by the provincial government of Sichuan Province/municipal government of Chengdu City)], wars, riots, etc.. However, lack of credit, funds or financing shall not be regarded as beyond the reasonable control of a party. If the performance of the Agreement is delayed or hindered by any force majeure event, the party affected by the force majeure shall bear no responsibility under the Agreement in respect of such delayed or hindered performance. The party affected by force majeure event that desires to exempt from the performance of its obligations under the Agreement or any term of the Agreement shall notify the other party of such exemption at the earliest possible time and inform the other party of the steps it may take to complete the performance.

15.2 Regarding the party affected by the event of force majeure shall not bear any responsibility under this agreement but only in the affected areas, do their reasonable and feasible efforts under the condition of performance of the agreement only the party seeking exemption from liability can obtain such liability fulfill exempt and only the delayed or hindered part of the journey is the line, once pointed If the reasons for the exemption are corrected or correct, the parties agree to use their best efforts to resume the obligations under this agreement to full fill the responsibility.

16 Others.

16.1 Notice.

Notice under the agreement shall be given by personal delivery, fax or registered mail If the notice is sent by registered mail, the date of receipt recorded on the receipt of the registered mail the date of delivery, if delivered by hand or by fax, the date of sending shall be the date of service If it is sent by fax, the original shall be sent immediately after the occurrence by registered post or by personal delivery.

16.2 Further assurance.

The parties agree to promptly sign such documents as are reasonably necessary for the purposes and provisions of this agreement or in its favor, and failure to enforce the provisions of this agreement and purpose, while taking reasonable need or further action in its favor.

16.3 Complete contract

Except as amended in writing after the signing of this agreement In addition to supplement or modification This Agreement constitutes the entire contract between the parties on the subject matter of this agreement replace all prior oral or written representations and contracts on the subject matter of this agreement.

16.4 Heading

The title of this agreement is for convenience only shall not be used to explain or otherwise affect the meaning of the provisions of this agreement.

16.5 Abstention

if any provision of this agreement is invalid or unenforceable due to the inconsistency between English and relevant laws, then such provision is only invalid or has no force within the jurisdiction of relevant laws and it could not affect the legal effect of other provisions of this agreement.

16.6 Abstain

Either party may abstain from the terms and conditions of this agreement, but only in writing the waiver made by one party in certain circumstances in respect of the breach of the contract by the other party shall not be regarded as that party In other cases, the other party has been given a waiver for similar breach.

16.7 Amendment and supplement of the agreement

The parties shall amend and supplement this agreement by written agreement, duly signed by all parties the amendment and supplements to this agreement.

This agreement is an integral part of this Agreement and has the same legal effect as this agreement.

16.8 Text of the resolution

This agreement is written in Chinese.

Signed in quadruplicate. Each party shall hold one copy of this agreement.

16.9 Enclosure

The annex listed in this agreement is an integral part of this agreement.

The page of signature of the agreement.

Chengdu Jiu Lin Ke Fu Technology Co., Ltd (Seal.)

Signature:
Name	JiuLin Zhang
Job title.	Legal representative

ChunLing Mao
Signature:

HaiBo Bai
Signature:

XueFeng Huang
Signature:

Sichuan Hengguang insurance agency Co., Ltd (Seal)

Signature:
Name:	ChuanLing Mao
Job title.	Legal representative

Investment certificate of Sichuan Hengguang Insurance Agency Co., Ltd

In witness whereof Mr. Chunling Mao (ID card No.512925196903070049) RMB has been contributed RMB25.5 million. It owns 51% equity of Sichuan Hengguang Insurance Agency Co., Ltd, holding 51% of the equity which has been fully pledged to Chengdu Jiu Lin Ke Fu Technology Co., Ltd

Signature:
Name	Chunling Mao
Job title.	Legal representative

December 3rd 2020

Investment Certificate of Sichuan Hengguang Insurance Agency Co., Ltd

In witness whereof Mr. Haibo Bai (ID card No.51292519780418335X)RMB has been contributed RMB15 million. It owns 30% equity of Sichuan Hengguang Insurance Agency Co., Ltd, holding 30% of the equity which has been fully pledged to Chengdu Jiu Lin Ke Fu Technology Co., Ltd

Signature:
Name	Chunling Mao
Job title.	Legal representative

December 3rd 2020

Investment certificate of Sichuan Hengguang Insurance Agency Co., Ltd

In witness whereof Mr. XueFeng Huang (ID card No.512221197606137615)RMB has been contributed RMB9.5 million. It owns 19% equity of Sichuan Hengguang Insurance Agency Co., Ltd, holding 19% of the equity which has been fully pledged to Chengdu jiu lin Technology Service Co., Ltd.

Signature:
Name :	Chunling Mao
Job title.	Legal representative

December 3rd 2020

Annex I.

List of structural agreement

1. Chengdu Jiulin Technology Service Co., Ltd. signed the Loan agreement with Chunlin Mao, Haibo Bai and Xuefeng Huang on December 3rd 2020.

2. Chengdu Jiulin Technology Service Co., Ltd. signed the Agreement of Authorized Sole Purchasing with Chunlin Mao, Haibo Bai and Xuefeng Huang on December 3rd 2020.

3. Chengdu Jiulin Technology Service Co., Ltd. signed the Agreement of Exclusive management consulation and service with Chunlin Mao, Haibo Bai and Xuefeng Huang on December 3rd 2020.

4. Chengdu Jiulin Technology Service Co., Ltd. signed the Agreement of stock pledge with Chunlin Mao, Haibo Bai and Xuefeng Huang on December 3rd 2020.

5. Chengdu Jiulin Technology Service Co., Ltd. signed the agreement of authorized voting right of shareholders with Chunlin Mao, Haibo Bai and Xuefeng Huang on December 3rd 2020.

Annex II.

The register list of shareholders of Sichuan Hengguang Insurance Agency Co., Ltd

Name of shareholder	Equity Ratio.	ID No.	Pledge registration
Chunling Mao	51%	512925196903070049	Regarding to the Stock Pledge Agreement signed on , 2020,the equity has been pledged to Chengdu Jiulin Technology Service Co., Ltd
Haibo Bai	30%	51292519780418335X	Regarding to the Stock Pledge Agreement signed on , 2020,the equity has been pledged to Chengdu Jiulin Technology Service Co., Ltd
Xuefeng Huang	19%	512221197606137615	Regarding to the Stock Pledge Agreement signed on , 2020,the equity has been pledged to Chengdu Jiulin Technology Service Co., Ltd

Signature:
Name	Chunling Mao
Job title.	Legal representative

December 3rd 2020